UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 29, 2011

STANDARD GOLD, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-14319	84-0991764
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900
Minneapolis, MN  55402
(Address of principal executive offices) (Zip Code)

(612) 349-5277
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Registrant entered into an Exchange Agreement (the “Agreement”), dated March 15, 2011, with Shea Mining & Milling, LLC, a Nevada limited liability company (“Shea Mining”), the members of Shea Mining, Wits Basin Precious Minerals Inc., a Minnesota corporation (“Wits Basin”) and Alfred A. Rapetti individually, the Chief Executive Officer of the Registrant.

The Registrant held 100% of the equity of Hunter Bates Mining Corporation, a Minnesota corporation (“Hunter Bates”). Hunter Bates’ assets included 100% of the equity of Gregory Gold Producers, Inc., a Colorado corporation (“Gregory Gold”), and related mine properties located in Central City, Colorado, known as the Bates-Hunter Mine (collectively, the “Hunter Bates Opportunity”).

Pursuant to Section 3 of the Exchange Agreement, the Registrant was granted the right to transfer the Hunter Bates Opportunity to Wits Basin, which transfer would include, but was not limited to, all of its ownership interests in Hunter Bates, Gregory Gold and the Bates-Hunter Mine, as well as any and all related agreements and  assets, in consideration of Wits Basin’s agreement to assume all of the liabilities and obligations relating to the Hunter Bates Opportunity, including the promissory note issued from Hunter Bates to Wits Basin, dated September 29, 2009 in the original principal amount of $2,500,000 (collectively, the “Hunter Bates Assets”).  Pursuant to a Notice of Transfer dated as of April 29, 2011 (the “Notice”), which is being filed as Exhibit 2.01 to this Current Report on Form 8-K, the Registrant exercised its right to transfer the Hunter Bates Assets to Wits Basin.

The foregoing is qualified in its entirety by reference to the Notice, which is being filed as Exhibit 2.01 to this Current Report on Form 8-K; and such exhibit is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

 (c) Exhibits

Exhibit	Description of Document
2.01	Notice of Transfer, dated April 29, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD GOLD, INC.

Date: May 5, 2011	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer